UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2013
KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Kinder Morgan, Inc. (the “Corporation”) was held on May 7, 2013. A total of 921,678,742 shares of the Corporation’s common stock entitled to vote were present in person or represented by proxy at the meeting, constituting a quorum for the transaction of business. At the meeting, the Corporation’s stockholders were asked to vote on the following proposals: (i) the election of the nominated directors; and (ii) the ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2013.

Proposal 1

Each of the eleven directors nominated by the Corporation was elected by the following votes:

Nominee	For	Withheld	Non-Votes
Richard D. Kinder	759,091,901	24,995,456	137,591,385
C. Park Shaper	778,414,493	5,672,864	137,591,385
Steven J. Kean	770,554,919	13,532,438	137,591,385
Anthony W. Hall, Jr.	780,271,092	3,816,265	137,591,385
Deborah A. Macdonald	775,262,485	8,824,872	137,591,385
Michael Miller	778,287,466	5,799,891	137,591,385
Michael C. Morgan	782,057,793	2,029,564	137,591,385
Fayez Sarofim	772,781,407	11,305,950	137,591,385
Joel V. Staff	675,136,642	108,950,715	137,591,385
John Stokes	782,044,133	2,043,224	137,591,385
Robert F. Vagt	782,163,760	1,923,597	137,591,385

Proposal 2

The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2013 was approved by the following votes:

For	Against	Abstain	Non-Votes
914,686,034	6,286,871	705,837	0

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

By:    /s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer
Dated: May 9, 2013